UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2018

SELECT INCOME REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35442	45-4071747
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8303

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us” or “our” refer to Select Income REIT.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 27, 2018, we paid our previously announced pro rata distribution of the 45,000,000 common shares of beneficial interest of Industrial Logistics Properties Trust, or ILPT common shares, we owned to holders of our common shares of beneficial interest, or our common shares, as of the close of business on the record date of December 20, 2018, or the Distribution. Based on the number of our common shares outstanding as of the record date, holders of our common shares received in the Distribution 0.502509 of an ILPT common share for each of our common shares that they owned at the close of business on the record date, subject to the receipt of cash in lieu of any fractional shares.

ILPT was formed under Maryland law in 2017 as our wholly owned subsidiary. On January 17, 2018, ILPT completed an initial public offering of 20,000,000 ILPT common shares. Upon the completion of the initial public offering, we continued to own 45,000,000 ILPT common shares, representing approximately 69.2% of the outstanding ILPT common shares. Following the Distribution, we no longer own any ILPT common shares.

The Distribution was contemplated by our agreement to merge, or the Merger, with and into a wholly owned subsidiary of Government Properties Income Trust, or GOV, pursuant to the Agreement and Plan of Merger, dated September 14, 2018.  Prior to our payment of the Distribution, we and GOV confirmed the satisfaction of conditions to the closing of the Merger and our intention to close the Merger, effective on December 31, 2018.

Item 9.01.  Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2018 and unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2017 and the nine months ended September 30, 2018, giving effect to the Merger and the Distribution and the notes related thereto, contained in the joint proxy statement/prospectus we filed with the Securities and Exchange Commission, or SEC, on November 16, 2018, are incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in our and GOV’s portfolio of investments, our and GOV’s capital structure, our and GOV’s property level operating expenses and revenues, including rents expected to be received on our and GOV’s existing leases or leases we or GOV may enter into during and after 2018, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial statements and such differences could be significant.

(d)                                 Exhibits

99.1

Unaudited pro forma condensed consolidated financial statements of Government Properties Income Trust for the year ended December 31, 2017 and the nine months ended September 30, 2018 and the notes related thereto. (Incorporated by reference to our and GOV’s definitive joint proxy statement/prospectus we filed with the SEC on November 16, 2018.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT INCOME REIT

	By:	/s/ Jeffrey C. Leer
	Name:	Jeffrey C. Leer
	Title:	Chief Financial Officer and Treasurer

Dated: December 27, 2018